424B5 1 d89282d424b5.htm PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190687

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we and the underwriters are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 16, 2015
Prospectus Supplement
(To Prospectus dated August 16, 2013)

14,000,000 Shares

Common Stock

This is an offering of 14,000,000 shares of common stock of Jarden Corporation.
Our common stock trades on the New York Stock Exchange ("NYSE") under the symbol
"JAH." The last reported trading price of our common stock on July  15, 2015 was
$54.36 per share.
Investing in our common stock involves risks. See ''Risk Factors'' beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus.

Per share

Total

Price to the public

$

$

Underwriting discounts and commissions

$

$

Proceeds to Jarden (before expenses)

$

$

The underwriters may also exercise their option to purchase up to an additional
2,100,000 shares from us, at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
The shares of common stock are expected to be ready for delivery on or
about                     , 2015.

Lead Book-Running Managers

Barclays

Credit Suisse

UBS Investment Bank

Joint Book-Running Managers

RBC Capital Markets

SunTrust Robinson Humphrey

Wells Fargo Securities

Co-Managers

Citigroup

CJS Securities

Deutsche Bank Securities

Jefferies

William Blair

BTIG

D.A. Davidson & Co.

KeyBanc Capital Markets

Raymond James

Prospectus Supplement dated                     , 2015

Prospectus Supplement

Page

ABOUT THIS PROSPECTUS SUPPLEMENT

ii

NON-GAAP FINANCIAL MEASURES

ii

TRADEMARKS AND TRADE NAMES

iii

MARKET AND INDUSTRY DATA

iii

FORWARD-LOOKING STATEMENTS

iii

PROSPECTUS SUPPLEMENT SUMMARY

S-1

RISK FACTORS

S-7

USE OF PROCEEDS

S-26

CAPITALIZATION

S-27

PRICE RANGE OF COMMON STOCK

S-29

DIVIDEND POLICY

S-30

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

S-31

UNDERWRITING

S-35

LEGAL MATTERS

S-42

EXPERTS

S-42

WHERE YOU CAN FIND MORE INFORMATION

S-42

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

S-43

Prospectus

Page

ABOUT THIS PROSPECTUS

1

FORWARD-LOOKING STATEMENTS

2

THE COMPANY

3

RISK FACTORS

6

USE OF PROCEEDS

6

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

6

DESCRIPTION OF COMMON STOCK

7

DESCRIPTION OF PREFERRED STOCK

8

DESCRIPTION OF DEBT SECURITIES

9

DESCRIPTION OF GUARANTIES OF DEBT SECURITIES

9

PLAN OF DISTRIBUTION

10

WHERE YOU CAN FIND MORE INFORMATION

11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

12

EXPERTS

13

LEGAL MATTERS

13

     You should rely only on the information contained in this prospectus supplement or incorporated by reference in this prospectus supplement and the attached prospectus or any free writing prospectus prepared by or on behalf of us. We and the underwriters have not authorized anyone to provide you with different or additional information. If you receive different or additional information, you should not rely on it. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
     It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents we have referred you to in
"Where You Can Find More Information" on page S-42 of this prospectus supplement and page 11 of the accompanying prospectus.
     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which those captions are located.
NON-GAAP FINANCIAL MEASURES
     This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G and Section 10(e) of Regulation S-K, a non-
GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company's ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company's credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash impairment charges of goodwill, intangibles and other assets, certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer's profit in inventory, Venezuela related charges (deconsolidation, hyperinflationary and foreign exchange-related charges), non-cash stock-based compensation costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (as adjusted EBITDA)
margin is calculated by dividing segment earnings (as adjusted EBITDA) by net sales. These non-GAAP measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

ii

TRADEMARKS AND TRADE NAMES
     This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain trademarks, service marks, trade names and/ or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the (r) or (tm) symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.
MARKET AND INDUSTRY DATA
     In addition to the industry, market and competitive position data referenced throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are derived from our own internal estimates and research, some market data and other statistical information used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based in part upon third party industry publications, studies and surveys, which generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is prepared by reputable sources, we have not independently verified market and industry data from third party sources.
FORWARD-LOOKING STATEMENTS
     Certain statements we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may constitute "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private
Securities Litigation Reform Act of 1995, including statements regarding the closing of this offering of common stock and the intended use of proceeds of such offering, the Company's earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, reorganization and other charges, the outlook for the Company's markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and
EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company's ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company's stock repurchase program or otherwise, our ability to raise new debt, our ability to consummate acquisitions, including, but not limited to, the proposed acquisition of Waddington Group,
Inc., and the impact of acquisitions, divestitures, restructurings and other unusual items, including the Company's ability to successfully integrate and obtain the anticipated results and synergies from its consummated acquisitions.
These forward- looking statements can be identified by the use of forwarding-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "intends," "may," "will," or "should" or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

iii

     You should read carefully the factors described or referred to in the "Risk Factors" section of this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

iv

PROSPECTUS SUPPLEMENT SUMMARY
     This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein. Please read "Risk Factors"
contained herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein for more information about important risks that you should consider before investing in our common stock.
Unless the context otherwise indicates, when we refer to "Jarden," the "Company," "we," "us," "our," "ours"
and similar terms, we are describing Jarden Corporation, together with its consolidated subsidiaries. We refer to our proposed acquisition of Waddington Group, Inc. in this prospectus as the "Acquisition," and together with the related financings, the "Transactions."
Overview
     We are a global consumer products company that enjoys leading positions in a broad range of primarily niche markets for branded consumer products. We seek to grow our business by continuing our tradition of product innovation, new product introductions and providing the consumer with the experience and value they associate with our strong brand portfolio.
     Our unique operating culture has evolved into operating processes and a simple business philosophy which we call "Jarden's DNA." This philosophy is based largely on common sense and is the embodiment of our culture, of who we are, how we operate and how we act as a company and as individuals. The core elements of Jarden's DNA are:

..

Strive to be better.

..

Retain and develop the best talent.

..

Support the individual, but encourage teamwork.

..

Think lean, act large.

..

Listen, learn and innovate.

..

Deliver exceptional financial results.

..

Have fun, work hard, execute.

..

Enhance the communities in which we operate.
     We are a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. We operate in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball(r), Bee(r), Bernardin(r), Bicycle(r), Billy Boy(r), Crawford(r), Diamond(r), Fiona(r), First
Alert(r), First Essentials(r), Hoyle(r), Kerr(r), Lehigh(r), Lifoam(r), Lillo(r), Loew-Cornell(r), Mapa(r), NUK(r), Pine Mountain(r),
ProPak(r), Quickie(r), Spontex(r), Tigex(r) and Yankee(r); Consumer Solutions: Bionaire(r), Breville(r), Crock-Pot(r),
FoodSaver(r), Health o meter(r), Holmes(r), Mr. Coffee(r), Oster(r), Patton(r), Rival(r), Seal-a-Meal(r), Sunbeam(r), VillaWare(r)
and White Mountain(r); and Outdoor Solutions: Abu Garcia(r), AeroBed(r), Berkley(r), Campingaz(r), Coleman(r),
ExOfficio(r), Fenwick(r), Greys(r), Gulp!(r), Hardy(r), Invicta(r), K2(r), Madshus(r), Marker(r), Marmot(r), Mitchell(r), PENN(r),
Rawlings(r), Ride(r), Sevylor(r), Shakespeare(r), Stearns(r), Stren(r), Trilene(r), Volkl(r), Worth(r) and Zoot(r). Our growth strategy is based on introducing new products, as well as on expanding existing product categories, which is supplemented through opportunistically acquiring businesses that reflect our core strategy, often with highly-recognized brands within the categories they serve, innovative products and multi-channel distribution.

     We have achieved leading market positions in a number of niche categories by selling branded products through a variety of distribution channels, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumers. By leveraging our strong brand portfolio, category management expertise and customer service focus, we have established and continue to maintain long- term relationships with leading retailers within these channels and are currently the category manager at certain of these retailers in certain product categories. Moreover, several of our leading brands, such as Ball(r), Bee(r), Bicycle(r),
Coleman(r), deBeer(r), Diamond(r), Hodgman(r), Madshus(r), Pflueger(r), Rawlings(r), Shakespeare(r), Sunbeam(r), Tubbs(r),
Volkl(r) and Worth(r) have been in continuous use for over 100 years. We continue to strive to expand our existing customer relationships and attract new customers by introducing new product line extensions and entering new product categories.
     We operate three primary business segments: Branded Consumables, Consumer Solutions and Outdoor
Solutions.
Branded Consumables
     The Branded Consumables segment manufactures or sources, markets and distributes a broad line of branded consumer products, many of which are affordable, consumable and fundamental household staples, including arts and crafts paint brushes, air fresheners, brooms, brushes, buckets, children's card games, clothespins, collectible tins, condoms, cord, rope and twine, dusters, dust pans, feeding bottles, fencing, fire extinguishing products, firelogs and firestarters, foam coolers, fresh preserving jars and accessories, home decor accessories, home fragrance products, kitchen matches, mops, other craft items, pacifiers, plastic cutlery, playing cards and accessories, rubber gloves and related cleaning products, safes, premium scented candles and accessories, security cameras, security doors, smoke and carbon monoxide alarms, soothers, sponges, storage organizers and workshop accessories, teats, toothpicks, travel sprays, window guards and other accessories. This segment markets our products under the
Aviator(r), Ball(r), Bee(r), Bernardin(r), Bicycle(r), Billy Boy(r), BRK(r), Crawford(r), Diamond(r), Fiona(r), First Alert(r), First
Essentials(r), Hoyle(r), Java-Log(r), KEM(r), Kerr(r), Lehigh(r), Lifoam(r) Lillo(r), Loew-Cornell(r), Mapa(r), NUK(r), Pine
Mountain(r), ProPak(r), Quickie Green Cleaning(r), Quickie Home-Pro(r), Quickie Microban(r), Quickie Original(r), Quickie
Professional(r), Spontex(r), Tigex(r), Wellington(r) and Yankee(r) brand names, among others.
Consumer Solutions
     The Consumer Solutions segment manufactures or sources, markets, and distributes a diverse line of household products, including kitchen appliances and home environment products. This segment maintains a strong portfolio of globally-recognized brands including Bionaire(r), Cadence(r), Crock-Pot(r), FoodSaver(r), Health o meter(r),
Holmes(r), Mr. Coffee(r), Oster(r), Patton(r), Rainbow(r), Rival(r), Seal-a-Meal(r), Sunbeam(r) and Villaware(r). The principal products in this segment include: household kitchen appliances, such as blenders, coffeemakers, irons, mixers, slow cookers, tea kettles, toasters, toaster ovens and vacuum packaging machines; home environmental products, such as air purifiers, fans, heaters, humidifiers and vacuum cleaning systems; clippers, trimmers and other hair care products for professional use in the beauty and barber and animal categories; electric blankets, mattress pads and throws;
products for the hospitality industry; and scales for consumer use. The Consumer Solutions segment also has rights to sell various small appliance products, in substantially all of Europe under the Breville(r) brand name.
Outdoor Solutions
     The Outdoor Solutions segment manufactures or sources, markets and distributes global consumer active lifestyle products for outdoor and outdoor-related activities. For general outdoor activities, Coleman(r) is a leading brand for active lifestyle products, offering an array of products that include camping and outdoor equipment such as air beds, camping stoves, coolers, foldable furniture, gas grills, lanterns and flashlights, sleeping bags, tents and water recreation products such as inflatable boats, kayaks and personal flotation devices. The Outdoor Solutions segment is also a leading provider of fishing equipment under brand names such as Abu Garcia(r), All Star(r),
Berkley(r), Chub(r), Fenwick(r), Gulp!(r), Johnson(r), JRC(tm), Mitchell(r), PENN(r), Pflueger(r), Sebile(r), Shakespeare(r),
Spiderwire(r), Stren(r), Trilene(r), Ugly Stik(r) and Xtools(r). Team sports equipment for baseball, basketball, football, lacrosse and softball products are sold under brand names such as deBeer(r), Gait(r), Miken(r), Rawlings(r) and Worth(r).
Alpine and nordic skiing, snowboarding, snowshoeing and in-line skating products are sold under brand names such as Atlas(r), Full Tilt(r), K2(r), Line(r), Little Bear(r), Madshus(r), Marker(r), Morrow(r), Ride(r), Tubbs(r), Volkl(r) and 5150(r).
Water sports equipment, personal flotation devices and all-terrain vehicle gear are sold under brand names such as
Helium(r), Hodgman(r), MadDog Gear(r), Sevylor(r), Sospenders(r) and Stearns(r). The Company also sells high performance technical and outdoor apparel and equipment under brand names such as CAPP3L(r), Ex Officio(r), K2(r),
Marker(r), Marmot(r), Planet Earth(r), Ride(r), Volkl(r) and Zoot(r), and premium air beds under the AeroBed(r) brand. The
Outdoor Solutions segment also sells a variety of products sold internationally under brand names such as
Campingaz(r), Esky(r), Greys(r), Hardy(r) and Invicta(r).
Process Solutions
     In addition to the three primary business segments described above, our Process Solutions segment manufactures, markets and distributes a wide variety of plastic products including closures, contact lens packaging, medical disposables, plastic cutlery and rigid packaging. Many of these products are consumable in nature or represent components of consumer products. Our materials business produces specialty nylon polymers, conductive fibers and monofilament used in various products, including woven mats used by paper producers and weed trimmer cutting line, as well as fiberglass radio antennas for citizen band, marine and military applications. We are also the largest North American producer of niche products fabricated from solid zinc strip and are the sole source supplier of copper-plated zinc penny blanks to the United States Mint and a major supplier to the Royal Canadian Mint, as well as a supplier of brass, bronze and nickel-plated finishes on steel and zinc for coinage to other international markets. In addition, we manufacture a line of industrial zinc products marketed globally for use in the architectural, automotive, construction, electrical component and plumbing markets.
Recent Developments
Preliminary Financial Results for Fiscal Quarter Ended June 30, 2015
     On July 16, 2015, we announced our preliminary summary financial information for the three months ended
June 30, 2015. We are currently in the process of finalizing our unaudited consolidated financial results as of and for the three and six months ended June 30, 2015. We estimate net sales for the second quarter of 2015 were approximately $2.0 billion, which estimate is based on the most current information available to management as of the date of this prospectus supplement. Our actual results may differ materially from these preliminary estimates due to, among other things, the completion of our accounting close procedures, final adjustments and other developments that may arise between now and the time that such unaudited consolidated financial results as of and for the three months ended June 30, 2015 are finalized.
     The preliminary unaudited consolidated financial data as of and for the three months ended June 30, 2015 included in this prospectus supplement has been prepared by, and is the responsibility of, our management and has not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm is not expressing an opinion or any other form of assurance with respect to the preliminary unaudited consolidated financial data as of and for the three months ended June 30, 2015 that is provided in this prospectus supplement.
     During July 2015, we expect to complete our accounting close procedures for the three and six months ended
June 30, 2015. Because we have not yet finalized our procedures, we do not have certainty and are unable to provide any additional financial and other data as of and for the three months ended June 30, 2015. As a result, there is a possibility that actual results will vary materially from these preliminary estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. Please refer to "Forward-Looking
Statements" in this prospectus supplement for additional information.
Pending Acquisition of Waddington Group, Inc.
     On July 11, 2015, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with
Waddington Group, Inc., a Delaware corporation ("Waddington"), and Olympus Growth Fund V, L.P., a Delaware
limited partnership, solely in its capacity as the representative of the equityholders of Waddington. Pursuant to the terms of the Merger Agreement, Jarden will acquire (the "Acquisition") 100% of the equity interests of Waddington for approximately $1.35 billion in cash, subject to working capital and other adjustments, which we refer to as the
"Acquisition Consideration." Upon consummation of the Acquisition, (a) Waddington will become a direct wholly-
owned subsidiary of Jarden and (b) all of the direct and indirect subsidiaries of Waddington will become indirect subsidiaries of Jarden.
     The consummation of the Acquisition is subject to customary closing conditions including, without limitation, the expiration, termination or obtainment of any applicable waiting periods, filings or approvals under applicable antitrust laws. Although no assurance can be given that these conditions will be timely satisfied or waived, we believe that the Acquisition will close early in the third quarter of 2015.
     We plan to fund the Acquisition through a combination of net proceeds from this offering, available cash on hand, borrowings under an increase in term loans under our senior credit facility and an offering of senior notes, as further described below under "Acquisition Financing." This offering is not conditioned on the closing of the
Acquisition or any such other financing transactions, and we cannot assure you that the Acquisition will be completed. See "Risk Factors-Risks Relating to the Acquisition" and "Use of Proceeds."
     The Merger Agreement contains termination rights for Waddington and Jarden. In addition, upon termination of the Merger Agreement under certain circumstances, Jarden may be required to pay Waddington a termination fee of $54 million.
     A copy of the Merger Agreement is included as an exhibit to our Current Report on Form 8-K filed with the
Commission on July 15, 2015, which is incorporated by reference into this prospectus supplement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement has been incorporated by reference herein solely to provide investors and security holders with information relating to its terms. It is not intended to be a source of financial, business or operational information about Jarden, Waddington, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for the purposes of the Merger Agreement and are made as of specific dates and are solely for the benefit of the parties to the Merger Agreement. As to factual matters concerning Jarden and Waddington, you should not rely upon the representations and warranties in the Merger
Agreement.
Overview of Waddington
     Waddington is a leading manufacturer and marketer of premium disposable tableware for commercial, foodservice and retail markets. Headquartered in Covington, KY, Waddington operates seventeen manufacturing facilities across the United States, Canada, the United Kingdom and Ireland, and has approximately 2,900 employees.

Acquisition Financing
     We plan to fund the Acquisition through a combination of the net proceeds from this offering, available cash on hand, borrowings under an increase in term loans under our senior credit facility described below and an offering of senior notes as described below.
     In connection with the Acquisition, we intend to obtain a facilities increase of term loans (the "Term Loan
Facility Increase") and we intend to issue senior notes (the "Bond Financing" and, together with the Term Loan
Facility Increase, the "Debt Financing"), in the aggregate principal amount of approximately $600 million, which funds, in addition to the net proceeds from this offering and cash on hand, will be used primarily to pay the
Acquisition Consideration and pay fees and expenses in connection with the Acquisition.
     On July 11, 2015, we entered into a commitment letter (the "Debt Commitment Letter") with Barclays Bank
PLC (the "Commitment Party") for (i) up to $500 million of incremental first lien term loans (the "Term Facility")
to be incurred under our senior secured credit facility and (ii) senior unsecured bridge loans (the "Senior Bridge
Facility" and together with the Term Facility, the "Facilities") in an aggregate principal amount of up to $850 million, for the purposes of financing the proposed Acquisition and the fees and expenses in connection therewith, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The Commitment Party's obligation to provide the Facilities is subject to a number of customary conditions precedent. Furthermore, we are under no obligation to borrow under the Facilities and we anticipate seeking a number of alternative financings for the proposed Acquisition in lieu of the Facilities, including, but not limited to, equity offerings (including the common stock offered hereby) and the Debt Financing. The Debt Commitment Letter provides that such commitment will be reduced on a dollar-for-dollar basis by the proceeds from this offering.
     We cannot assure you that we will be able to consummate any such financings, that the actual amounts will not differ materially from our current plans, or that we will not also, or in lieu thereof, pursue other financings or offer other financial instruments (the "Alternative Financing" and, collectively with the Term Loan Facility
Increase, the Bond Financing and the Facilities, the "Acquisition Financing").
Corporate Information
     We are incorporated in Delaware, and the address of our executive corporate headquarters is located at 1800
North Military Trail, Boca Raton, FL 33431, and our telephone number is (561) 447-2520.

The Offering
     The summary below is not intended to be complete. For a more detailed description of our common stock, see
"Description of Common Stock" in the accompanying prospectus.

Common stock offered by us
14,000,000 shares (or 16,100,000 shares if the underwriters exercise their option to purchase additional securities in full).

Common stock outstanding after this
offering
206,660,789 shares (or 208,760,789 shares if the underwriters exercise their option to purchase additional securities in full).1

Use of proceeds
We intend to use the net proceeds from this offering to fund a portion of the Acquisition Consideration and to pay fees and expenses in connection with the Acquisition. This offering is not conditioned on the closing of the Acquisition (or any Acquisition Financing), and we
cannot assure you that the Acquisition (or any Acquisition Financing)
will be completed on the terms described herein or at all. If the
Acquisition is not completed, we intend to use any net proceeds from this offering for general corporate purposes. See "Use of Proceeds."

Dividend policy
We currently do not pay cash dividends on our common stock. We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. See "Dividend Policy."

NYSE Symbol
"JAH."

Risk Factors
Investing in our common stock involves substantial risks. You should carefully consider all the information included or incorporated by reference in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully consider the factors set forth under "Risk Factors" beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents incorporated by reference herein and therein.

1
The number of shares of our common stock to be outstanding after this offering is based upon 192,660,789 shares outstanding as of July 10, 2015, and excludes 161,998 shares of our common stock issuable upon exercise of outstanding stock options, 6,336,694 additional shares reserved for future issuance under our incentive compensation plans and 36,510,198 shares reserved for issuance upon conversion of our convertible notes.

RISK FACTORS
     In addition to the risk factors disclosed in the accompanying prospectus, you should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement, including those risk factors described in Item 1A of Part I of the Annual Report on Form 10-
K for the fiscal year ended December 31, 2014, filed on March 2, 2015 (the "Annual Report") incorporated by reference in this prospectus supplement, and the accompanying prospectus before investing in our common stock.
Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations.
Risks Relating to Our Business
We are subject to risks related to our dependence on the strength of retail economies in various parts of the world and our performance may be affected by the global economic environment.
     Our business depends on the strength of the retail economies in various parts of the world, primarily in North
America but increasingly in Asia, Europe and Central and South America, which have experienced instability in recent years and may experience further volatility, or be subject to further deterioration, for the foreseeable future.
These retail economies are affected primarily by factors such as consumer demand and the condition of the retail industry, which, in turn, are affected by general economic conditions and specific events such as natural disasters, terrorist attacks and political unrest. The impact of these external factors is difficult to predict, and one or more of the factors could adversely impact our business, results of operations and financial condition.
     Purchases of many consumer products are discretionary and tend to be highly correlated with the cycles of the levels of disposable income of consumers. As a result, any substantial deterioration in general economic conditions could adversely affect consumer spending patterns, our sales and our results of operations. If the global economy experiences significant disruptions or slowdown, our business could be negatively impacted by reduced demand for our products. We could also be negatively impacted by an economic crisis in individual countries or regions, including sovereign risk related to a deterioration in the credit worthiness of or a default by local governments. Such events could negatively impact our overall liquidity and/or create significant credit risks relative to our local customers and depository institutions.
Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact existing customer relationships and our results of operations.
     We sell our Outdoor Solutions, Consumer Solutions and Branded Consumables products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumers. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We regularly monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.
     In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require us to carry additional inventories.
     We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to and time on shelf space, use of private label brands, price demands, payment terms and other conditions, which could negatively impact our results of operations.

     There is a growing trend among retailers in the U.S. and in foreign markets to undergo changes that could decrease the number of stores that carry our products or increase the concentration of ownership within the retail industry, including:

..

consolidating their operations;

..

undergoing restructurings or store closings;

..

undergoing reorganizations; or

..

realigning their affiliations.
     These consolidations could result in a shift of bargaining power to the retail industry and in fewer outlets for our products. Further consolidations could result in price and other competition that could reduce our margins and our net sales.
Our sales are highly dependent on purchases from several large customers and any significant decline in these purchases or pressure from these customers to reduce prices could have a negative effect on our future financial performance.
     Our customer base is relatively concentrated. In 2014, one customer, Walmart, accounted for approximately
15% of our consolidated net sales.
     Although we have long-established relationships with many of our customers, we do not have any long-term supply or binding contracts or guarantees of minimum purchases. Purchases by our customers are generally made using individual purchase orders. As a result, these customers may cancel their orders, change purchase quantities from forecast volumes, delay purchases for a number of reasons beyond our control or change other terms of our business relationship. Significant or numerous cancellations, reductions, delays in purchases or changes in business practices or by customers could have a material adverse effect on our business, results of operations and financial condition. In addition, because many of our costs are fixed, a reduction in customer demand could have an adverse effect on our gross profit margins and operating income.
     We depend on a continuous flow of new orders from our large, high-volume retail customers; however, we may be unable to continually meet the needs of our customers. Furthermore, on-time delivery and satisfactory customer service are becoming increasingly important to our customers. Retailers are increasing their demands on suppliers to:

..

reduce lead times for product delivery, which may require us to increase inventories and could impact the timing of reported sales;

..

improve customer service, such as with direct import programs, whereby product is supplied directly to retailers from third-party suppliers; and

..

adopt new technologies related to inventory management such as Radio Frequency Identification, otherwise known as RFID technology, which may have substantial implementation costs.
     We cannot provide any assurance that we can continue to successfully meet the needs of our customers. A substantial decrease in sales to any of our major customers could have a material adverse effect on our business, results of operations and financial condition.
Changes in foreign, cultural, political and financial market conditions could impair our international operations and financial performance.
     Some of our operations are conducted or products are sold in countries where economic growth has slowed, such as Brazil; or where economies have suffered economic, social and/or political instability or hyperinflation; or
where the ability to repatriate funds has been significantly delayed or impaired in recent years, such as Venezuela and Argentina. Current government economic and fiscal policies in the economies, including stimulus measures and currency exchange rates and controls, may not be sustainable and, as a result, our sales or profits related to those countries may decline. The economies of other foreign countries important to our operations, including other countries in Asia, Europe and Latin America, could also suffer slower economic growth or economic, social and/or political instability or hyperinflation in the future. Our international operations (and particularly our business in emerging markets), including manufacturing and sourcing operations (and the international operations of our customers), are subject to inherent risks which could adversely affect us, including, among other things:

..

protectionist policies restricting or impairing the manufacturing, sales or import and export of our products;

..

new restrictions on access to markets;

..

lack of developed infrastructure;

..

inflation (including hyperinflation) or recession;

..

devaluations or fluctuations in the value of currencies;

..

changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, trade protections measures and import and export licensing requirements, environmental laws and occupational health and safety laws;

..

social, political or economic instability;

..

acts of war and terrorism;

..

natural disasters or other crises;

..

reduced protection of intellectual property rights in some countries;

..

increases in duties and taxation;

..

restrictions on transfer of funds and/or exchange of currencies;

..

expropriation of assets or forced relocations of operations; and

..

other adverse changes in policies, including monetary, tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.
     Should any of these risks occur, our ability to manufacture, source, sell or export our products or repatriate profits could be impaired; we could experience a loss of sales and profitability from our international operations;
and/or we could experience a substantial impairment or loss of assets, any of which could have a material adverse impact on our business.
Currency devaluations or fluctuations or exchange controls may significantly increase our expenses and affect our results of operations as well as the carrying value of international assets on our balance sheet, especially where the currency is subject to intense political and other outside pressure, such as in the case of the
Venezuelan Bolivar and the Chinese Renminbi.
     While we transact business predominantly in U.S. dollars and most of our revenues are collected in
U.S. dollars, a substantial portion of our assets, revenues, costs, such as payroll, rent and indirect operational costs, and earnings are denominated in other currencies, such as the Chinese Renminbi, Venezuelan Bolivar, European
Euro, Japanese Yen, Mexican Peso, and British Pound. Changes in the relation of these and other currencies to the
U.S. dollar will affect the carrying value of our international assets as well as our sales and profitability and could result in exchange losses. For example, a stronger Mexican Peso would mean our products assembled or produced in
Mexico would be more expensive to import into the U.S. or other countries, thereby reducing profitability of those products. Likewise, if the government of China allowed the Chinese Renminbi to rise substantially versus the U.S.
dollar, the cost of our products produced in China would rise.

     In 2010, Venezuela was designated a hyper-inflationary economy. Consequently, the Company changed the functional currency of the Company's subsidiaries in Venezuela from the Venezuelan Bolivar to the U.S. dollar and recorded an accounting charge against earnings relating to foreign exchange translation as a result of the hyperinflationary status. The Venezuelan government devalued its currency in 2010 and again in February 2013. In
2013, the Venezuelan government eliminated the regulated System of Transactions in Foreign Currency
Denominated Securities ("SITME") market and established a new auction-based exchange rate market program, the
Complementary System of Foreign Currency Administration ("SICAD"). As of December 31, 2014, the Company
recorded a remeasurement charge related to remeasuring the Company's Bolivar-denominated assets and liabilities at their expected settlement rates based on the Company's experience with the foreign exchange markets for
Venezuelan Bolivars during 2014. In February 2015, the Venezuelan government established a new foreign exchange system, the Marginal Currency System ("SIMADI") and consequently eliminated the SICAD-II program. As such, the Company recorded a remeasurement charge related to remeasuring the Company's Bolivar-
denominated assets and liabilities at the SIMADI exchange rate, as this was the Company's expected settlement rate. Prior to March 31, 2015, the Company included the results of its Venezuelan operations in the consolidated financial statements using the consolidation method of accounting. Venezuelan exchange control regulations became increasingly restrictive and resulted in an other-than-temporary lack of exchangeability between the Venezuelan
Bolivar and U.S. dollar, and restricted our Venezuelan operations' ability to pay obligations denominated in U.S.
dollars, as well as dividends. These exchange regulations, combined with certain Venezuelan regulations, limit the
Company's ability to rationalize its manufacturing platform to a level that would allow the Company to maintain a sustainable production level that is commensurate with the declining demand resulting from the deteriorating macroeconomic conditions in Venezuela. Furthermore, the Venezuelan government imposed price restrictions that prohibit the Company from pricing its products at acceptable levels. As a result of these factors, effective March 31,
2015, the Company began reporting the results of its Venezuelan operations using the cost method of accounting, and the Company recorded deconsolidation charges related to the deconsolidation of the Company's subsidiaries operating in Venezuela that include, in part, charges for the remeasurement of net monetary assets and the impairment of long-lived assets. As a result of this deconsolidation, we believe there will be no future remeasurement charges from any future devaluations of the Venezuelan Bolivar that impact negatively the carrying value of our assets in Venezuela or could materially adversely affect our business, results of operations and financial condition.
     As we have substantial operations and assets located outside the United States, foreign currency devaluations or fluctuations in the applicable foreign currency exchange rates in relation to the U.S. dollar could continue to have a material adverse impact on our business, results of operations and financial condition, both for purposes of actual conversion and financial reporting purposes. The impact of future exchange rate devaluations or fluctuations on our results of operations cannot be accurately predicted. There can be no assurance that the U.S. dollar foreign exchange rates will be stable in the future or that fluctuations in financial or foreign markets will not have a material adverse effect on our business, results of operations and financial condition.
Our failure to generate sufficient cash to meet our liquidity needs may affect our ability to service our indebtedness and grow our business.
     Our ability to make payments on and to refinance our indebtedness, including any of our debt securities and amounts borrowed under our senior secured credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.
     Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior secured credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to service indebtedness, including any of our debt securities, grow our business or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including any of our debt securities and our senior secured credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all, which could have a material adverse effect on our business.
Our indebtedness imposes constraints and requirements on our business and financial performance, and our compliance and performance in relationship to these could materially adversely affect our financial condition and operations.
     We have a significant amount of indebtedness. As of March 31, 2015, we had total indebtedness of approximately $5.0 billion. Our significant indebtedness could:

..

increase our vulnerability to general adverse economic and industry conditions;

..

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

..

limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

..

adversely affect our ability to expand our business, market our products and make investments and capital expenditures;

..

adversely affect our ability to pursue our acquisition strategy;

..

place us at a competitive disadvantage compared to our competitors that have less debt; and

..

limit, among other things, our ability to borrow additional funds.
     The terms of the instruments governing our indebtedness, including our senior secured credit facility and the indentures governing our 7 1/2% senior subordinated notes due 2017, our 1 7/8% senior subordinated convertible notes due 2018, our 1 1/2% senior subordinated convertible notes due 2019, our 3 3/4% senior notes due 2021, our 6 1/8%
senior notes due 2022 and our 1 1/8% senior subordinated convertible notes due 2034 allow us to, and any notes offered in connection with the Bond Financing will allow us to, issue and incur additional debt upon satisfaction of certain conditions. We anticipate that any future acquisitions we pursue as part of our growth strategy or potential stock repurchase programs may be financed through a combination of cash on hand, operating cash flow, availability under our existing credit facilities and new capital market offerings. If new debt is added to current debt levels, the related risks described above could increase.
     In addition, the instruments governing our indebtedness, including our senior secured credit facility and the indentures governing our 7 1/2% senior subordinated notes due 2017, our 1 7/8% senior subordinated convertible notes due 2018, our 1 1/2% senior subordinated convertible notes due 2019, our 3 3/4% senior notes due 2021, our 6 1/8%
senior notes due 2022 and our 1 1/8% senior subordinated convertible notes due 2034 contain, and any notes offered in connection with the Bond Financing will contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
     Borrowings under the revolving portion of our senior secured credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would decrease.

Our indebtedness, including our senior secured credit facility and the indentures governing our 7 1/2% senior subordinated notes due 2017, our 1 7/8% senior subordinated convertible notes due 2018, our 1 1/2% senior subordinated convertible notes due 2019, our 3 3/4% senior notes due 2021, our 6 1/8% senior notes due 2022 and our 1 1/8% senior subordinated convertible notes due 2034 contain, and the indebtedness that we may incur in connection with the Acquisition Financing may contain, various covenants which limit our management's discretion in the operation of our business and the failure to comply with such covenants could have a material adverse effect on our business, financial condition and results of operations.
     The instruments governing our indebtedness, including our senior secured credit facility and the indentures governing our 7 1/2% senior subordinated notes due 2017, our 1 7/8% senior subordinated convertible notes due 2018, our 1 1/2% senior subordinated convertible notes due 2019, our 3 3/4% senior notes due 2021, our 6 1/8% senior notes due 2022 and our 1 1/8% senior subordinated convertible notes due 2034 contain, and the indebtedness that we may incur in connection with the Acquisition Financing may contain, various provisions that limit our management's discretion by restricting our and our subsidiaries' ability to, among other things and in certain instances:

..

incur additional indebtedness;

..

pay dividends or distributions on, or redeem or repurchase, capital stock;

..

make investments;

..

engage in transactions with affiliates;

..

incur liens;

..

transfer or sell assets; and

..

consolidate, merge or transfer all or substantially all of our assets.
     In addition, our senior secured credit facility requires us to meet certain financial ratios and other covenants.
Any failure to comply with the restrictions of our senior secured credit facility and the indentures related to our outstanding notes or any other subsequent financing agreements may result in an event of default. An event of default may allow our creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders under our senior secured credit facility may be able to terminate any commitments they had made to supply us with further funds.
Furthermore, substantially all of our domestic assets (including equity interests) are pledged to secure our indebtedness under our senior secured credit facility. If we default on the financial covenants in our senior secured credit facility, our lenders could foreclose on their security interest in such assets, which would have a material adverse effect on our business, results of operations and financial condition.
Instability in the credit markets may impede our ability to successfully access capital markets and ensure adequate liquidity.
     In recent years, the global credit markets have experienced significant disruption and volatility as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and failure of certain major financial institutions. As a result, in some cases, the ability or willingness of traditional sources of capital to provide financing has been reduced. Such market disruptions may continue, which could increase our cost of borrowing or affect our ability to access one or more financial markets. If we are not able to access debt capital markets at competitive rates, our ability to implement our business plan and strategy will be negatively affected. In particular, our accounts receivable securitization facility is designed to be a relatively short-term facility. If we are unable to refinance or replace this facility, our ability to manage our liquidity needs could be impaired which could result in a material adverse effect on our business, financial condition and results of operation.

Our lenders may have suffered losses related to the weakening economy and may not be able to fund our borrowings.
     Our lenders, including the lenders participating in our senior secured credit facility, may have suffered losses in recent years related to their lending and other financial relationships, especially because of the general weakening of the national economy since 2008 and increased financial instability of many borrowers. There can be no assurance that additional lenders will not become insolvent or tighten their lending standards, which could make it more difficult for us to borrow under our senior secured credit facility or to obtain other financing on favorable terms or at all. Our financial condition and results of operations could be adversely affected if we were unable to draw funds under our senior secured credit facility because of a lender default or to obtain other cost-effective financing.
If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.
     Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.
Our operating results can be adversely affected by changes in the cost or availability of raw materials.
     Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.
     Recently, the prices of many raw materials used in our businesses have been increasing. During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.
     Some of the products we manufacture require particular types of glass, metal, paper, plastic, wax, wood or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition.
     With the growing trend towards consolidation among suppliers of many of our raw materials, especially resin, glass and steel, we are increasingly dependent upon key suppliers whose bargaining strength is growing. In addition, many of those suppliers have been reducing production capacity of those raw materials in the North American market. We may be negatively affected by changes in availability and pricing of raw materials resulting from this consolidation and reduced capacity, which could negatively impact our results of operations.
Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.
     Sales of certain of our products are seasonal. Sales of our outdoor camping equipment, fishing equipment and sporting goods equipment products increase during warm weather months and decrease during winter, while sales of our skis, snowboards and snowshoes increase during the cold weather months and decrease during summer.
Additionally, sales of our Branded Consumables products generally reflect the season, with sales of our home improvement products concentrated in the spring and summer months and sales of our firelogs and firestarters, and scented candles concentrated in the fall and winter months. Sales of our Consumer Solutions products generally are strongest in the fourth quarter preceding the holiday season.
     Weather conditions may also negatively impact sales. For instance, fewer than anticipated natural disasters
(i.e., hurricanes and ice storms) could negatively affect the sale of certain outdoor recreation products; mild winter weather may negatively impact sales of our winter sports products, firelogs and firestarters, and certain personal care and wellness products; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment, fishing equipment, sporting goods and water sports products. These factors could have a material adverse effect on our business, results of operations and financial condition.
If we cannot continue to develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.
     We believe that our future success will depend, in part, upon our ability to continue to introduce innovative design extensions for our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to our existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our business and could have a material adverse effect on our business, results of operations and financial condition.
Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
     We operate in some highly competitive industries. In these industries, we compete against numerous other domestic and foreign companies. Competition in the markets in which we operate is based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition vary by location and product line. We also face competition from the manufacturing operations of some of our current and potential customers with private label or captive house brands.
     Some of our competitors are more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives.
Since many of our competitors source their products from third parties, our ability to obtain a cost advantage through sourcing is reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products.
Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.
     To compete effectively in the future in the consumer products industry, among other things, we must:

..

maintain strict quality standards;

..

develop new products that appeal to consumers; and

..

deliver products on a reliable basis at competitive prices.
     Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.
We are subject to risks related to acquisitions, and our failure to successfully consummate acquisitions and/or integrate acquired businesses could have a material adverse effect on our business and results of operations.
     We have achieved growth through the acquisition of both relatively large and small companies. There can be no assurance that we will continue to be able to integrate successfully these businesses or future acquisitions into our existing business without substantial costs, delays or other operational or financial difficulties. There is also no assurance that we will be able to successfully leverage synergies among our businesses to increase sales and obtain cost savings. Additionally, the failure of these businesses to achieve expected results, diversion of our management's attention and failure to retain key personnel at these businesses could have a material adverse effect on our business, results of operations and financial condition. See "-Risks Relating to the Acquisition."
     We anticipate that any future acquisitions we pursue as part of our business strategy may be financed through a combination of cash on hand, operating cash flow, availability under our senior secured credit facility and new capital market offerings. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and financial performance, which could materially adversely affect our financial condition and operations.
     Our ability to consummate acquisitions and integrate acquired businesses is also subject to oversight and review of various governmental and regulatory authorities, including the U.S. Department of Justice and the Federal
Trade Commission in the United States, as well as comparable agencies in other countries. There can be no assurance that these governmental and regulatory authorities will permit us to consummate acquisitions we have identified or that they will not require us to divest or alter the operations of acquired businesses after the consummation of the acquisitions. Any such action could impose substantial cost and operational difficulties on our businesses and could have a material adverse effect on our business, results of operations and financial condition.
Failure to successfully implement our reorganization and acquisition-related projects timely and economically could materially increase our costs and impair our results of operations.
     We are in the process of significant reorganization and acquisition-related projects. There can be no assurance that these projects can be completed on time or within our projected costs. Furthermore, these projects will result in an increased reliance on sourced finished goods from third parties, particularly international vendors. Our failure to implement these projects economically and successfully could have a material adverse effect on our business, financial condition and results of operations. See "-Risks Relating to the Acquisition."
We are subject to several production-related risks which could jeopardize our ability to realize anticipated sales and profits.
     In order to realize sales and operating profits at anticipated levels, we must manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on our ability to do these things:

..

labor difficulties;

..

scheduling and transportation difficulties, including the availability and cost of ocean freight containers;

..

management dislocation;

..

substandard product quality, which can result in higher warranty, product liability and product recall costs;

..

delays in development of quality new products;

..

changes in laws and regulations, including changes in tax rates, accounting standards, and environmental, safety and occupational laws;

..

health and safety laws and regulations; and

..

changes in the availability and costs of labor.

     Any adverse change in any of the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.
     Because we manufacture or source a significant portion of our products from Asia, our production lead times are relatively long. Therefore, we often commit to production in advance of firm customer orders. If we fail to forecast customer or consumer demand accurately, we may encounter difficulties in filling customer orders or in liquidating excess inventories or may find that customers are canceling orders or returning products.
     Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, results of operations and financial condition.
Our operations are dependent upon third-party vendors and suppliers whose failure to perform adequately could disrupt our business operations.
     We currently source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors and suppliers who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We typically do not enter into long-
term contracts with our primary vendors and suppliers. Instead, most parts and products are supplied on a "purchase order" basis. As a result, we may be subject to unexpected changes in pricing or supply of products. In addition, the financial condition of our vendors and suppliers may be adversely affected by general economic conditions, such as the credit crisis and turbulent macroeconomic environment in recent years. Should any of these parties fail to manufacture sufficient supply, go out of business or discontinue a particular component, we may not be able to find alternative vendors and suppliers in a timely manner, if at all. Any inability of our vendors and suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.
Our reliance on manufacturing facilities and suppliers in Asia could make us vulnerable to supply interruptions related to the political, legal and cultural environment in Asia.
     A significant portion of our products are manufactured by third-party suppliers in Asia, primarily the People's
Republic of China, or at our own facilities in China. Our ability to continue to select reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. Furthermore, the ability of our own facilities to timely deliver finished goods, and the ability of third-party suppliers to timely deliver finished goods and/or raw materials, may be affected by events beyond their control, such as inability of shippers to timely deliver merchandise due to work stoppages or slowdowns, or significant weather and health conditions (such as SARS) affecting manufacturers and/or shippers.
Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

..

our relationship with third-party suppliers;

..

the financial condition of third-party suppliers;

..

our ability to import products from these third-party suppliers or our own facilities; or

..

third-party suppliers' ability to manufacture and deliver outsourced products on a timely basis.
     We cannot assure you that we could quickly or effectively replace any of our suppliers if the need arose, and we cannot assure you that we could retrieve tooling and molds possessed by any of our third-party suppliers. Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products. In addition, international manufacturing is subject to significant risks, including, among other things:

..

labor unrest;

..

social, political and economic instability;

..

restrictions on transfer of funds;

..

domestic and international customs and tariffs;

..

unexpected changes in regulatory environments; and

..

potentially adverse tax consequences.
     Labor in China has historically been readily available at relatively low cost as compared to labor costs in
North America. However, because China is experiencing rapid social, political and economic changes, labor costs have risen in some regions and there can be no assurance that labor will continue to be available to us in China at costs consistent with historical levels or that changes in labor or other laws will not be enacted which would have a material adverse effect on our operations in China. Any future increase in labor cost in China is likely to be higher than historical amounts.
     As a result of experiencing such rapid social, political and economic change, China is also likely to enact new, and/or revise its existing, labor laws and regulations on employee compensation and benefits. Any such changes in
Chinese labor laws and regulations would likely have an adverse effect on product manufacturing costs in China.
Furthermore, if China laborers go on strike to demand higher wages, our operations could be disrupted. Although
China currently enjoys "most favored nation" trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China. We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, results of operations and financial condition.
If we experience revenue declines and decreased profitability, we may incur future impairment charges that could have a material adverse effect on our results of operations.
     Our revenue growth and profitability are dependent on our ability to introduce new products and maintain market share. Several factors also impact our profitability which are discussed in this section. If declines in revenues and profitability prevent us from achieving our earnings projections, we may incur impairment charges related to goodwill or indefinite lived intangible assets, or both, which could have a material adverse effect on our results of operations.
Our business, results of operations and financial condition could be materially adversely affected by the loss of our executive officers and the inability to attract and retain appropriately qualified replacements or the diversion of our executive officers' time and energy to permitted outside interests.
     We are highly dependent on the continuing efforts of our executive officers, particularly Martin E. Franklin, our Founder and Executive Chairman, Ian G.H. Ashken, our Co-Founder, Vice Chairman and President, and James
E. Lillie, our Chief Executive Officer, who make up our "Office of the Chairman". We believe these officers'
experience in the branded consumer products industry and our business, and with strategic acquisitions of complementary businesses within our primary business segments, have been important to our historical growth and are important to our future growth strategy. We currently have employment agreements with all of these executive officers. However, we cannot assure you that we will be able to retain any of these executive officers. Our business, results of operations and financial condition could be materially adversely affected by the loss of any of these executive officers and the inability to attract and retain appropriately qualified replacements. We do not maintain
"key man" insurance on any of our executive officers.
     Messrs. Franklin and Ashken have other active business interests and engage in other activities beyond their positions at Jarden (something they have always been permitted to do under the terms of their respective employment agreements with us since co-founding the business in 2001, provided such other activities do not interfere with their duties as executives of Jarden or directly compete with us). In particular, Mr. Franklin has been and will be a director of investment companies whose strategy is to acquire one or more operating businesses.
Because Mr. Franklin may have an obligation to assist these other companies in actively sourcing and acquiring target businesses, he will be required to spend time and energy (such time and energy may be potentially significant) that he might otherwise devote to Jarden on behalf of another enterprise, which could have an adverse impact on our business.
     Mr. Franklin has committed to our Board of Directors that any such outside company he assists in actively sourcing and acquiring target businesses will be seeking transactions outside of those that fit within Jarden's publicly announced acquisition criteria and will not interfere with Mr. Franklin's or Mr. Ashken's obligations to
Jarden. Mr. Franklin also committed to the Board of Directors that in order to avoid the potential for a conflict, prior to assisting any such outside company in pursuing any acquisition transaction involving a branded consumer products company that fits within Jarden's publicly announced acquisition criteria, Mr. Franklin would first confirm with an independent committee of our Board of Directors that Jarden was not interested in pursuing the potential acquisition opportunity. If the independent committee concludes that Jarden is interested in that opportunity,
Mr. Franklin would not assist or support the other company in pursuing that transaction. However, we cannot assure you that the other company will not choose to pursue transactions that Jarden would have considered. If it pursues transactions that Jarden would have considered, this could negatively impact Jarden's growth from future acquisitions.
A deterioration of relations with our labor unions could have a material adverse effect on our business, financial condition and results of operations.
     Approximately 490 union workers are covered by collective bargaining agreements at five of our
U.S. facilities. These agreements expire at our jar closure facility (Muncie, Indiana) in 2017, at our match manufacturing facility (Cloquet, Minnesota) in 2015 and 2019, at our zinc facility (Greeneville, Tennessee) in 2017, at our babycare facility (Reedsburg, Wisconsin) in 2017 and at our monofilament plant (Enka, North Carolina) in
2016. Additionally, approximately 60 employees at our Legutiano, Spain manufacturing facility, approximately 160 employees at our Lyon, France facility, approximately 207 employees at our Ipoh, Malaysia facility, approximately
330 employees at our Zeven, Germany facility, approximately 40 employees at our other European facilities and approximately 2,500 employees at our Latin America facilities are unionized.
     We have not experienced a work stoppage during the past five years. However, we cannot assure you that there will not be a work stoppage in the future. Any such work stoppage could have a material adverse effect on our business, financial condition and results of operations.
Our business involves the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.
     As a manufacturer and distributor of consumer products, we are subject to the Consumer Products Safety Act of 1972, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.
     We also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we maintain product liability insurance in amounts that we believe are reasonable, that insurance is, in most cases, subject to large self-insured retentions for which we are responsible, and we cannot assure you that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage.
Additionally, we do not maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

     In addition, we face potential exposure to unusual or significant litigation arising out of alleged defects in our products or otherwise. We spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards does not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.
     Our product liability insurance program is an occurrence-based program based on our current and historical claims experience and the availability and cost of insurance. We currently either self-insure or administer a high retention insurance program for most product liability risks. Historically, product liability awards have rarely exceeded our individual per occurrence self-insured retention. We cannot assure you, however, that our future product liability experience will be consistent with our past experience or that claims and awards subject to self-
insured retention will not be material to us.
     See Note 11 (Commitments and Contingencies) of the notes to our consolidated financial statements included in the Annual Report and incorporated by reference in this prospectus supplement for a further discussion of these and other regulatory and litigation-related matters.
If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours, which could adversely affect our market share and results of operations.
     Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. Our principal intellectual property rights include our trademarks.
     We also hold numerous design and utility patents covering a wide variety of products. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products.
Our results could be adversely affected if the cost of compliance with environmental, health and safety laws and regulations becomes too burdensome.
     Our operations are subject to federal, state, local and foreign environmental, health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. However, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot assure you that future material capital expenditures will not be required in order to comply with applicable environmental, health and safety laws and regulations.
     We may be subject to environmental and other regulations due to our production and marketing of products in certain states and countries. We also face increasing complexity in our product design and procurement operations as we adjust to new requirements relating to the materials composition of our products. The European Union
("EU") issued two directives, currently in effect, relating to chemical substances in electronic products.

The Waste Electrical and Electronic Equipment Directive requires producers of electrical goods to pay for specified collection, recycling, treatment and disposal of past and future covered products (the "WEEE Legislation"). The EU has issued another directive that requires electrical and electronic equipment placed on the EU market after July 1,
2006 to be free of lead, mercury, cadmium, hexavalent chromium (above a threshold limit) and brominated flame retardants (the "RoHS Legislation"). If we do not comply with these directives, we may suffer a loss of revenue, be unable to sell in certain markets and/or countries, be subject to penalties and enforced fees and/or suffer a competitive disadvantage. Similar legislation could be enacted in other jurisdictions, including in the United States.
Costs to comply with the WEEE Legislation, RoHS Legislation and/or similar future legislation, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We may also be required to take reserves for costs associated with compliance with these regulations. We cannot assure you that the costs to comply with these new laws, or with current and future environmental and worker health and safety laws, will not have a material adverse effect on our business, results of operations and financial condition.
We may incur significant costs in order to comply with environmental remediation obligations.
     In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may be material. See "Environmental Matters" under Note 11 (Commitments and Contingencies) of the notes to our consolidated financial statements in the Annual Report and incorporated by reference in this prospectus supplement for a further discussion of these and other environmental-related matters.
Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the
Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, new
Commission regulations and NYSE market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue- generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors' audit of that assessment have required the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources. Furthermore, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive

officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.
We may not be able to implement or operate successfully and without interruptions to the operating software systems and other computer technologies that we depend on to operate our business, which could negatively impact or disrupt our business.
     We are in the process of selecting or implementing new operating software systems within a number of our business segments, and complications from these projects could cause considerable disruptions to our business.
While significant testing will take place and the rollout will occur in stages, the period of change from the old system to the new system will involve risk. Application program bugs, system conflict crashes, user error, data integrity issues, customer data conflicts and integration issues among our legacy systems all pose potential risks.
Any of these issues could have a material adverse effect on our business, results of operations and financial condition.
     We rely on other companies to maintain some of our information technology infrastructure. Should they fail to perform due to events outside our control, it could affect our service levels and threaten our ability to conduct business. In addition, natural disasters such as hurricanes may disrupt our infrastructure and our disaster recovery process may not be sufficient to protect against loss.
     Additionally, our business operations are dependent on our logistical systems, which include our order management systems and our computerized warehouse systems. Any interruption in our logistical systems could impact our ability to procure our products from our factories and suppliers, transport them to our distribution facilities, store them and deliver them to our customers on time and in the correct amounts.
If our efforts to protect the security of personal information about our customers and consumers are unsuccessful and unauthorized access to that personal information is obtained, we could be subject to costly government enforcement action and private litigation and our reputation could suffer.
     Our operations, especially our retail operations, involve the storage and transmission of our customers' and consumers' proprietary information, such as credit card and bank account numbers, and security breaches could expose us to a risk of loss of this information, government enforcement action and litigation and possible liability.
Our payment services may be susceptible to credit card and other payment fraud schemes, including unauthorized use of credit cards, debit cards or bank account information, identity theft or merchant fraud.
     If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and as a result, someone obtains unauthorized access to our customers' and consumers' data, our reputation may be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security occurs, the public perception of the effectiveness of our security measures could be harmed and we could lose customers and consumers, which could adversely affect our business.

Risks Relating to the Acquisition
If we consummate the Acquisition, we will be required to raise substantial additional funds in addition to the net proceeds of this offering in order to fund the Acquisition. We cannot assure you that the terms of any additional debt or equity financing we obtain to fund the Acquisition will be favorable to us.
     We currently expect to finance the $1.35 billion purchase price plus transaction-related fees and expenses payable at closing for the Acquisition with the net proceeds of this offering and the remaining portion of the purchase price and transaction-related fees and expenses to be financed with additional debt and cash on hand. The additional $600 million of debt we intend to incur in connection with the Acquisition Financing may have an adverse effect on our financial condition and may limit our ability to obtain financing in the future. Furthermore, the issuance of equity and equity-linked securities may result in substantial dilution to our existing stockholders and may have a material adverse effect on the market price of our common stock.
     Additionally, if we fail to realize the expected benefits from the Acquisition or if the financial performance of
Waddington does not meet our current expectations, it may make it more difficult for us to service our debt and our results of operations may fail to meet expectations.
We may not complete the Acquisition within the time frame we anticipate or at all, which could have a negative effect on our business or our results of operations.
     On July 11, 2015, we entered into a definitive agreement under which we will acquire all of the equity interests of Waddington. The transaction is subject to a number of closing conditions, including certain required regulatory approvals, waivers or consents which may not be received or may take longer than expected. For example, in order to complete the Acquisition, we need to receive certain antitrust approvals, including approval from the Federal Trade Commission (the "FTC") in connection with the FTC's Hart-Scott-Rodino regulatory review of the Acquisition and from the Canadian Commissioner of Competition pursuant to the Competition Act
(Canada), as amended, and the regulations promulgated thereunder. These regulators may impose conditions on the completion of the transaction or require changes to the terms of the transaction. Such conditions or changes could have the effect of delaying or preventing completion of the transaction, causing the company to incur additional costs or limiting the revenues of the combined company following the transaction, any of which may have an adverse effect on the combined company following the Acquisition.
     The Acquisition is also subject to other risks and uncertainties, such as the possibility that Waddington could receive an unsolicited proposal from a third party or that either we or Olympus could exercise our respective termination rights. If the Acquisition is not consummated within the expected time frame, or at all, it could have a negative effect on our ability to execute on our growth strategy or on our financial performance.
Combining Waddington with Jarden may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the transaction may not be fully realized.
     The success of the Acquisition, including the realization of anticipated benefits and cost savings, will depend, in part, on Jarden's ability to successfully combine the businesses of Jarden and Waddington. The integration may be more difficult, costly or time consuming than expected. It is possible that the integration process could result in the loss of key employees or the disruption of each company's ongoing businesses or that the alignment of standards, controls, procedures and policies may adversely affect the combined company's ability to maintain relationships with clients, customers, suppliers and employees or to fully achieve the anticipated benefits and cost savings of the transaction. The loss of key employees could adversely affect our ability to successfully conduct our existing business in the markets in which Waddington now operates, which could have an adverse effect on our financial results and the value of our common stock. Other potential difficulties of combining the business of Jarden and Waddington include unanticipated issues in integrating manufacturing, logistics, information communications and other systems. Non-recurring charges directly attributable to the Acquisition are expected to include significant estimated transaction costs.

     If Jarden experiences difficulties with the integration process, the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Jarden and Waddington during this transition period and for an undetermined period after completion of the transaction on the combined company.
Jarden and Waddington will be subject to business uncertainties while the transaction is pending.
     Uncertainty about the effect of the Acquisition on employees, customers and suppliers may have an adverse effect on Jarden and Waddington prior to closing or on the combined company after completion of the transaction.
These uncertainties may impair Jarden's or Waddington's ability to attract, retain and motivate key personnel until the transaction is completed, and could cause customers, suppliers and others that deal with Jarden or Waddington to seek to change existing business relationships with Jarden or Waddington. If key employees depart or current customers or suppliers terminate or modify their business relationships with Jarden or Waddington because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Jarden or Waddington, Jarden's business or the business of the combined company after completion of the transaction could be harmed.
The obligations and liabilities of Waddington, some of which may be unanticipated or unknown, may be greater than we have anticipated which may diminish the value of Waddington to us.
     Waddington's obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Waddington's historical financial statements, may be greater than we have anticipated.
The obligations and liabilities of Waddington could have a material adverse effect on Waddington's business or
Waddington's value to us or on our business, financial condition or results of operations. We have only limited indemnification under the Merger Agreement with respect to obligations or liabilities of Waddington, whether known or unknown.
Termination of the Merger Agreement with Waddington could negatively impact us.
     If the Merger Agreement is terminated, there may be various consequences. For example, Jarden's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to management's focus on the Acquisition, without realizing any of the anticipated benefits of completing the transaction. Additionally, if the Merger Agreement is terminated, the market price of Jarden's common stock could decline to the extent that the current market price reflects an assumption that the transaction will be completed. In addition, we have incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement, including the Acquisition Financing. The Merger Agreement also provides that upon the occurrence of certain termination events, we may be required to pay to Waddington a termination fee of up to $54 million plus expenses. See "Recent Developments-Pending Acquisition of Waddington Group, Inc." If the
Acquisition is not completed, we would have recognized these expenses without realizing the expected benefits of the transaction. This offering is not conditioned on the closing of the Acquisition.
Risks Relating to our Common Stock
Provisions in our charter documents and of Delaware law could prevent, delay or impede a change in control of our company and may depress the market price of our common stock.
     Our restated certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the
Delaware General Corporation Law. In general, Section 203 prohibits publicly held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares of common stock and could, as a result, reduce the likelihood of an increase in the price of our common stock that would otherwise occur if a bidder sought to buy our common stock.
Our restated certificate of incorporation authorizes the issuance of shares of blank check preferred stock.
     Our restated certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.
The sale of the shares registered in this offering could cause our stock price to decline.
     All shares registered in this offering will be freely tradable upon effectiveness of the registration statement relating to this offering. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and be highly volatile.
The market price for our common stock may be volatile, which could cause the value in your investment to decline.
     The market price for our common stock is volatile. The market price of our common stock will continue to be subject to significant fluctuations in the future in response to a variety of factors, including:

..

the business environment, including the operating results and stock prices of companies in the industries we serve;

..

our liquidity needs and constraints;

..

changes in management and other personnel;

..

the introduction of new products or changes in product pricing policies by us or our competitors;

..

developments in the financial markets;

..

changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

..

any shortfall in revenue or increase in losses from levels expected by securities analysts;

..

developments generally affecting our industry;

..

announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments; and

..

perceived dilution from stock issuances for acquisitions and other transactions.
     Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions, terrorist or other military actions, or international currency fluctuations, as well as public perception of equity values of publicly traded companies may adversely affect the market price of our common stock.

We may issue a substantial amount of our common stock in connection with future acquisitions, and the sale of those shares could adversely affect our stock price.
     As part of our growth strategy, we may issue additional shares of our common stock, preferred stock and other securities. We may file future shelf registration statements with the Commission that we may use to sell shares of our common stock, preferred stock and other securities from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions and are able to pay for such acquisitions with shares of our common stock or other securities convertible into our common stock, the number of outstanding shares of common stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our capital stock in connection with these acquisitions may be more likely to sell large quantities of their capital stock, which may influence the price of our common stock. In addition, the potential issuance of additional shares of common stock in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.
The sale or issuance of a substantial amount of our common stock or other equity securities in the public market after this offering could adversely affect the prevailing market price of our common stock.
     Our restated certificate of incorporation authorizes our board of directors to issue up to 500,000,000 shares of our common stock and up to 5,000,000 shares of preferred stock. We have outstanding an aggregate of 192,660,789 shares of our common stock as of July 10, 2015, excluding 161,998 shares of our common stock issuable upon exercise of outstanding stock options, 6,336,694 additional shares reserved for future issuance under our incentive compensation plans and 36,510,198 shares reserved for issuance upon conversion of our convertible notes. We may also issue equity in the future in connection with capital raisings, debt exchanges, acquisitions, strategic transactions, or for other purposes. The sale or issuance of a substantial amount of our common stock, or securities convertible into or exchangeable for shares of common stock, in the public market after this offering, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock. To the extent we issue substantial additional common stock or other equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.
We do not intend to pay dividends or other distributions to our stockholders.
     We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future.
Furthermore, our senior secured credit facility and the indenture governing our notes contain restrictions that limit our ability to pay dividends. See "Dividend Policy."

USE OF PROCEEDS
     We estimate that we will receive approximately $         million (or approximately $         million if the
underwriters' option to purchase additional shares is exercised in full) in net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering to fund a portion of the Acquisition Consideration and to pay fees and expenses in connection with the Acquisition. This offering is not conditioned on the closing of the Acquisition (or any
Acquisition Financing), and we cannot assure you that the Acquisition (or any Acquisition Financing) will be completed on the terms described herein or at all. If the Acquisition is not completed, we intend to use any net proceeds from this offering for general corporate purposes.

CAPITALIZATION
     The following table sets forth our actual cash and cash equivalents and consolidated capitalization as of
March 31, 2015:

..

on an actual basis;

..

on an adjusted basis to give effect to the sale of 14,000,000 shares of our common stock in this offering
(assuming no exercise of the underwriters' option to purchase additional shares), resulting in net proceeds to us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $738 million (based on the last reported trading price of our common stock on July 15,
2015), and the expected application of the net proceeds of this offering as described under "Use of
Proceeds" in this prospectus supplement, assuming the Acquisition was not completed, as if this offering had occurred on March 31, 2015; and

..

on a further as adjusted basis to give effect to (i) the sale of 14,000,000 shares of our common stock in this offering (assuming no exercise of the underwriters' option to purchase additional shares), resulting in net proceeds to us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $738 million (based on the last reported trading price of our common stock on July 15, 2015), (ii) the increase of term loans and issuance of senior notes pursuant to the Term Loan
Facility Increase and the Bond Financing, respectively, in the aggregate principal amount of approximately
$600 million of gross proceeds and (iii) the expected application of the net proceeds of this offering as described under "Use of Proceeds" in this prospectus supplement, assuming the consummation of the
Acquisition, as if each of these transactions had occurred on March 31, 2015.
     Other than as described above and in the table below, no other adjustments have been made to reflect normal course operations by us or other developments with our business after March 31, 2015. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any other date.

     You should read the following table in conjunction with "Use of Proceeds" in this prospectus supplement and
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the accompanying notes, in our Quarterly Report on Form 10-Q for the quarter ended
March 31, 2015, which is incorporated by reference into this prospectus supplement.

As of March 31, 2015

Actual

As
adjusted

As further
adjusted

(dollars in millions)

Cash and cash equivalents

$
680.6

$
1,418.7

$
659.7

Debt including current installments:

Senior secured credit facility:

Revolver (b)

-

-

-

Term Loan

2,013.1

2,013.1

2,013.1

6 1/8% Senior Notes due 2022

300.0

300.0

300.0

3 3/4% Senior Notes due 2021

321.5

321.5

321.5

7 1/2% Senior Subordinated Notes due 2017

654.3

654.3

654.3

1 7/8% Senior Subordinated Convertible Notes due 2018

449.1

449.1

449.1

1 1/2% Senior Subordinated Convertible Notes due 2019

227.9

227.9

227.9

1 1/8% Senior Subordinated Convertible Notes due 2034

488.5

488.5

488.5

Securitization Facility (b)

436.7

436.7

436.7

Non-U.S. and other borrowings

75.4

75.4

75.4

Debt Financing

-

-

600.0
(a)

Total debt

$
4,966.5

$
4,966.5

$
5,566.5

Stockholders' equity (c):
Common Stock, ($0.01 par value; 300 million shares
authorized; 233.3 million shares issued at March 31,
2015)

$
2.3

$
2.5

$
2.5

Additional paid-in capital

2,558.7

3,296.6

3,296.6

Retained earnings

1,229.2

1,229.2

1,229.2

Accumulated other comprehensive loss

(272.3
)

(272.3
)

(272.3
)
Less: Treasury stock (40.8 million shares, at cost, at
March 31, 2015)

(1,028.7
)

(1,028.7
)

(1,028.7
)

Total stockholders' equity

$
2,489.2

$
3,227.3

$
3,227.3

Total capitalization

$
7,455.7

$
8,193.8

$
8,793.8

(a)
Represents the anticipated principal amount of the Debt Financing.

(b)
As of March 31, 2015, net availability under our senior secured revolving credit facility and our securitization facility was approximately $226 million, after deducting approximately $31 million of outstanding standby and commercial letters of credit.

(c)
As further adjusted Stockholders' equity does not give effect to the consummation of the Acquisition.

PRICE RANGE OF COMMON STOCK
     Our common stock is traded on the NYSE under the symbol "JAH." On November 24, 2014, we consummated a 3-for-2 stock split in the form of a stock dividend of one additional share of common stock for every two shares of common stock. Market prices reported for periods preceding the stock split have been adjusted to give retroactive effect to the stock split. The following table sets forth, for the periods indicated, the reported high and low sales prices per share of our common stock on the NYSE:

High

Low

Year ended December 31, 2015

Third Quarter (through July 15, 2015)

$
55.75

$
51.09

Second Quarter

54.57

50.77

First Quarter

54.26

44.77

Year ended December 31, 2014

Fourth Quarter

$
48.72

$
36.27

Third Quarter

41.37

36.73

Second Quarter

40.58

36.17

First Quarter

42.67

38.10

Year Ended December 31, 2013

Fourth Quarter

$
40.95

$
30.89

Third Quarter

33.40

28.59

Second Quarter

32.85

27.84

First Quarter

29.50

23.39

Year Ended December 31, 2012

Fourth Quarter

$
24.79

$
21.62

Third Quarter

24.11

18.43

Second Quarter

19.21

16.62

First Quarter

18.09

13.11

     The last reported sales price of our common stock on the NYSE on July 15, 2015 was $54.36. As of June 30,
2015, there were approximately 2,981 registered stockholders of record of our common stock.

DIVIDEND POLICY
     We currently do not pay cash dividends on our common stock. In the past, our Board of Directors has declared quarterly cash dividends on our common stock. In January 2012, in connection with the acceleration of our stock repurchase program, our Board of Directors decided to suspend its dividend program following the dividend paid on
January 31, 2012. We currently do not intend to pay dividends on our common stock, in cash or otherwise. The restrictions on our present or future ability to pay dividends are included in the provisions of the Delaware General
Corporation Law and in certain restrictive provisions in the indentures governing our 7 1/2% senior subordinated notes due 2017, our 1 7/8% senior subordinated convertible notes due 2018, our 1 1/2% senior subordinated convertible notes due 2019, our 3 3/4% senior notes due 2021, our 6 1/8% senior notes due 2022 and our 1 1/8% senior subordinated convertible notes due 2034. In addition, our senior secured credit facility contains provisions that may have the effect of limiting or prohibiting the payment of dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
     The following is a general discussion of material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

..

an individual who is a citizen or resident of the United States;

..

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States;

..

an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

..

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.
     An individual may be treated as a resident instead of a nonresident of the United States in any calendar year for U.S. federal income tax purposes if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Residents of the United States (including permanent residents) are taxed for U.S. federal income tax purposes as if they were
U.S. citizens.
     This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, all publicly available and as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service (the "IRS") could challenge one or more of the tax consequences described in this prospectus supplement.
     This discussion addresses only non-U.S. holders that hold shares of our common stock as a capital asset
(generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances nor does it address any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

..

insurance companies;

..

tax-exempt organizations;

..

financial institutions;

..

brokers or dealers in securities;

..

regulated investment companies;

..

pension plans;

..

controlled foreign corporations;

..

passive foreign investment companies;

..

owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment; and

..

certain U.S. expatriates.

     In addition, this discussion does not address the tax treatment of partnerships, other entities that are pass-
through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her, or its own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our common stock through a partnership or other pass-through entity, as applicable.
     Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and
non-U.S. income and other tax considerations of acquiring, holding, and disposing of our common stock.
Dividends
     Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading "-
Gain on Disposition of Common Stock."
     Dividends paid to a non-U.S. holder that are not treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor forms) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
     Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so requires, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. In addition, any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to a
"branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.
Gain on Disposition of Common Stock
     A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

..

the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United
States and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-
U.S. holder will be taxed on a net income basis at the regular graduated rates and in generally the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, a branch profits tax at a 30%
rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

..

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the
non-U.S. holder, if any; or

..

we are, or have been at any time during the five-year period preceding such disposition (or the non- U.S.
holder's holding period, if shorter), a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, actually or constructively, during the shorter of the five year period ending on the date of the disposition and the period that the non-U.S. holder held our common stock. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rule described above.
Information Reporting and Backup Withholding
     We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate, currently 28%, with respect to dividends on our common stock.
Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-
8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is not a U.S. person, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading "-Dividends," will generally be exempt from U.S. backup withholding.
     Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non- U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
     Copies of information returns may be made available to the tax authorities of the country in which the non-
U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
     Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Foreign Account Tax Compliance Act
     Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a U.S. federal withholding tax of 30% on certain payments of income (including dividends on our common stock), and, beginning
January 1, 2017, certain payments of gross proceeds (including gross proceeds from the disposition of our common stock) made to a foreign financial institution (an "FFI") unless the FFI (1) either (a) enters into an agreement with the IRS (or is required by an applicable intergovernmental agreement) to collect and provide to the
IRS (or local revenue authorities, as required under an applicable intergovernmental agreement) information regarding U.S. persons (including certain foreign entities owned by U.S. persons) who hold accounts with the FFI and its affiliates, or (b) qualifies for an exception from these requirements and (2) provides the payor with a properly completed IRS Form W-8BEN-E to document its status. Unless an exception applies, this IRS Form W-8BEN-E must include the FFI's Global Intermediary Identification Number, which is obtained by registering with the IRS.
FATCA may also impose a similar withholding tax on payments to a "non-financial foreign entity" unless the entity provides the withholding agent with a properly completed IRS Form W-8BEN-E certifying that it does not have any substantial U.S. owners or identifying its direct and indirect substantial U.S. owners unless an exception applies.
Prospective investors should consult their tax advisors regarding the information reporting and withholding provisions under FATCA.
Federal Estate Tax
     Common stock owned or treated as owned by an individual who is a nonresident alien at the time of death generally will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
     The preceding discussion of material U.S. federal tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S.
federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
     Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC are acting as representatives of the underwriters and lead book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a current report on Form 8-K, each of the underwriters named below has severally agreed to purchase from us the respective number of common stock shown opposite its name below:

Underwriters

Number of
Shares

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

CJS Securities, Inc.

Deutsche Bank Securities Inc.

Jefferies LLC

William Blair & Company, L.L.C.

BTIG, LLC

D.A. Davidson & Co.

KeyBanc Capital Markets Inc.

Raymond James & Associates, Inc.

Total

14,000,000

     The underwriting agreement provides that the underwriters' obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

..

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

..

the representations and warranties made by us to the underwriters are true;

..

there is no material change in our business or the financial markets; and

..

we deliver customary closing documents to the underwriters.
Commissions and Expenses
     The following table summarizes the underwriting discounts and commissions we will pay to the underwriters.
These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

No Exercise

Full Exercise

Per Share

$

$

Total

$

$

     The representatives of the underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of
$         per share. After the offering, the representatives may change the offering price and other selling terms. Sales of common stock made outside of the United States may be made by affiliates of the underwriters.

     The expenses of the offering that are payable by us are estimated to be approximately $        , (excluding
underwriting discounts and commissions).
Option to Purchase Additional Shares
     We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,100,000 shares from us at the public offering price less underwriting discounts and commissions. This option may be exercised to the extent the underwriters sell more than 14,000,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.
Lock-Up Agreements
     We and all of our directors and executive officers have agreed that, for a period of 90 days after the date of this prospectus supplement subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS
Securities LLC (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing. The foregoing will not apply to common stock issued by us in connection with any acquisition or strategic investment; provided, that the aggregate number of shares of common stock issued in connection with such acquisition or strategic investment does not exceed 5% of the number of shares of common stock outstanding immediately after the issuance and sale of the common stock.
     The restrictions above do not apply to: (1) the transfer by a director or executive officer of any shares of common stock, stock options or warrants owned or hereafter acquired by such person, either during such person's lifetime or on death, by gift, will or intestate succession to the immediate family (for purposes of the lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) of a director or executive officer or transfers to a trust the beneficiaries of which are exclusively a director or executive officer and/or a member or members of a director's or executive officer's immediate family;
(2) bona fide gifts by a director or executive officer; or (3) the sales by the directors and executive officers of up to an aggregate of 400,000 shares of common stock pursuant to all Rule 10b5-1 sales plan agreements maintained by such directors and executive officers as of the date of this prospectus supplement; provided, however, that any sale pursuant to clause (3) that requires a filing under the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), shall specify in such filing that the sales were made pursuant to a Rule 10b5-1 plan; provided, further, that in any transfer pursuant to clause (1) or (2), it shall be a condition to such transfer that (A) the transferee executes and delivers an agreement stating that the transferee is receiving and holding the common stock, stock options or warrants subject to the provisions of a similar lock-up agreement, and there shall be no further transfer of such common stock, stock options or warrants except in accordance with such lock-up agreement, and (B) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the lock-up period) and
(C) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement, filing or report of the transfer or disposition, and (D) any such transfer shall not involve a disposition for value.
     Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.
Indemnification
     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the
Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
     The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

..

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

..

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

..

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

..

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
New York Stock Exchange
     Our common stock is listed on the NYSE under the symbol "JAH."
Stamp Taxes
     If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Relationships
     The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. Specifically, affiliates of certain of the underwriters are agents and/or lenders under our senior secured credit facility. In addition, Barclays Capital, Inc is acting as advisor to Waddington in connection with the Company's proposed Acquisition of Waddington.
Additionally, affiliates of certain of the underwriters are agents and/or lenders to Waddington. Barclays Capital Inc.,
Barclays Bank PLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC and UBS Loan Finance LLC are
expected to act as arrangers and lenders for the Facilities, if such Facilities are utilized by us to finance the
Acquisition, and their commitments under such Facilities would be reduced by the amount of this offering in accordance with the terms of the Debt Commitment Letter entered into in connection with such Facilities. Ros
L'Esperance, who is currently one of our directors, also serves in various senior positions at UBS Securities LLC, one of the underwriters, and its affiliates, including as Global Chairman for Corporate Client Solutions ("CCS") and
the Head of CCS, Americas.
     In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
     This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.
Notice to Prospective Investors in the European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus
Directive (each, a "Relevant Member State") an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

..

to legal entities which are qualified investors as defined under the Prospectus Directive;

..

by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

..

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the
Prospectus Directive.
     Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

..

it is a qualified investor as defined under the Prospectus Directive; and

..

in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article
3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant
Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant
Member State other than qualified investors, the offer of such common stock to it is not treated under the
Prospectus Directive as having been made to such persons.
     For the purposes of this representation and the provision above, the expression an "offer of common stock to the public" in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that
Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member

State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the
2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means
Directive 2010/73/EU.
Notice to Prospective Investors in the United Kingdom
     This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity
(within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Hong Kong
     The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.
32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures
Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of
Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong); and any advertisement, invitation or document relating to the shares will be issued only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Singapore
     This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act,
Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to
Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
     Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

..

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

..

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest
(howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

..

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency)
for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

..

where no consideration is or will be given for the transfer; or

..

where the transfer is by operation of law.
Notice to Prospective Investors in Switzerland
     The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange
("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the
Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing
Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
     Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority
FINMA ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on
Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
     This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the
Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with
Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in the United Arab Emirates
     This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE),
Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law,
Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules,
accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.
     The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS
     The validity of the common stock offered hereby will be passed upon for us by Kane Kessler, P.C., New
York, New York. Latham & Watkins LLP, New York, New York, advised the underwriters in connection with the offering of the common stock.
EXPERTS
     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission's Public Reference
Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call
1-800-SEC-0330 for further information on the operation of the Commission's Public Reference Room.
     Our common stock is traded on the NYSE under the symbol "JAH." Certain materials filed by us may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     This prospectus supplement omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus supplement is a part. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable commission rules, which documents contain important information about us and our common stock:

..

our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015;

..

our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on April 30, 2015;

..

our current reports on Form 8-K filed January 5, 2015, June 9, 2015 and July 15, 2015;

..

our definitive proxy statement on Schedule 14A, filed on April 20, 2015; and

..

the description of our common stock contained in our registration statement on Form 8-A/A filed on May 1,
2002, including any amendments or reports filed for the purpose of updating that description.
     All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement are incorporated by reference in this prospectus supplement, other than any portion of any such filing that is furnished under the applicable commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 1800 North Military
Trail, Boca Raton, FL 33431, Attention: Secretary, or call (561) 447-2520.

Prospectus

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities

         We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities or guarantees of debt securities, in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them.
         Each time we offer securities for sale using this prospectus, we will provide specific terms and the offering process in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities.
         This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.
         You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
         We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The prospectus supplement will provide the specific terms of the plan of distribution.
         Our common stock is listed on the New York Stock Exchange under the symbol "JAH."
         Investing in our securities involves risks. Please refer to the "Risk Factors" section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 16, 2013

Page

ABOUT THIS PROSPECTUS

1

FORWARD-LOOKING STATEMENTS

2

THE COMPANY

3

RISK FACTORS

6

USE OF PROCEEDS

6

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS

6

DESCRIPTION OF COMMON STOCK

7

DESCRIPTION OF PREFERRED STOCK

8

DESCRIPTION OF DEBT SECURITIES

9

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

9

PLAN OF DISTRIBUTION

10

WHERE YOU CAN FIND MORE INFORMATION

11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

12

EXPERTS

13

LEGAL MATTERS

13

i

ABOUT THIS PROSPECTUS
         This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the
Securities and Exchange Commission, or the "Commission", as a "well-known seasoned issuer" as defined in Rule
405 under the Securities Act of 1933, as amended, or the "Securities Act", using a "shelf" registration process.
Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or convertible preferred stock, debt securities or guarantees of debt securities. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."
         You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we may provide to you.
We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on
it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.
         References to "Jarden," "the Company," "we," "us" and "our" refer to Jarden Corporation and its consolidated subsidiaries.

1

FORWARD-LOOKING STATEMENTS
         Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein, as well as other written or oral statements by us or our authorized officers on our behalf, may constitute "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the Company's earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company's markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company's ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company's stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company's ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the
Company's periodic and other reports filed with the Securities and Exchange Commission.
         You should also read carefully the factors described or referred to in the "Risk Factors" section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

2

THE COMPANY
         We are a global consumer products company that enjoys leading positions in a broad range of primarily niche markets for branded consumer products. We seek to grow our business by continuing our tradition of product innovation, new product introductions and providing the consumer with the experience and value they associate with our strong brand portfolio.
         Our unique operating culture has evolved into operating processes and a simple business philosophy which we call "Jarden's DNA." This philosophy is based largely on common sense and is the embodiment of our culture, of who we are, how we operate and how we act as a company and as individuals. The core elements of
Jarden's DNA are:

?

Strive to be better.

?

Retain and develop the best talent.

?

Support the individual, but encourage teamwork.

?

Think lean, act large.

?

Listen, learn and innovate.

?

Deliver exceptional financial results.

?

Have fun, work hard, execute.

?

Enhance the communities in which we operate.
         We are a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. We operate in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia(r), Aero(r), Berkley(r), Campingaz(r), Coleman(r), ExOfficio(r), Fenwick(r),
Gulp!(r), Invicta(r), K2(r), Marker(r), Marmot(r), Mitchell(r), Penn(r), Rawlings(r), Shakespeare(r), Stearns(r), Stren(r), Trilene(r),
Volkl(r) and Zoot(r); Consumer Solutions: Bionaire(r), Breville(r), Crock-Pot(r), FoodSaver(r), Health o meter(r), Holmes(r),
Mr. Coffee(r), Oster(r), Patton(r), Rival(r), Seal-a-Meal(r), Sunbeam(r), VillaWare(r) and White Mountain(r); and Branded
Consumables: Ball(r), Bee(r), Bernardin(r), Bicycle(r), Billy Boy(r), Crawford(r), Diamond(r), Dicon(r), Fiona(r), First Alert(r),
First Essentials(r), Hoyle(r), Kerr(r), Lehigh(r), Lillo(r), Loew Cornell(r), Mapa(r), NUK(r), Pine Mountain(r), Quickie(r), Spontex(r)
and Tigex(r). Our growth strategy is based on introducing new products, as well as on expanding existing product categories, which is supplemented through opportunistically acquiring businesses that reflect our core strategy, often with highly-recognized brands within the categories they serve, innovative products and multi-channel distribution.
         We have achieved leading market positions in a number of niche categories by selling branded products through a variety of distribution channels, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumers. By leveraging our strong brand portfolio, category management expertise and customer service focus, we have established and continue to maintain long-term relationships with leading retailers within these channels. For example, we have serviced Walmart and The Home
Depot since their openings in 1962 and 1978, respectively, and are currently the category manager at these and other retailers in certain product categories. Moreover, several of our leading brands, such as Ball(r), Bee(r), Bicycle(r),
Coleman(r), deBeer(r), Diamond(r), Hodgman(r), Madshus(r), Pflueger(r), Rawlings(r), Shakespeare(r), Sunbeam(r), Tubbs(r),
Volkl(r) and Worth(r) have been in continuous use for over 100 years. We continue to strive to expand our existing customer relationships and attract new customers by introducing new product line extensions and entering new product categories.

3

         We operate three primary business segments: Outdoor Solutions, Consumer Solutions and Branded
Consumables.
Outdoor Solutions
         The Outdoor Solutions segment manufactures or sources, markets and distributes global consumer active lifestyle products for outdoor and outdoor-related activities. For general outdoor activities, Coleman(r) is a leading brand for active lifestyle products, offering an array of products that include camping and outdoor equipment such as air beds, camping stoves, coolers, foldable furniture, gas grills, lanterns and flashlights, sleeping bags, tents and water recreation products such as inflatable boats, kayaks and personal flotation devices. The Outdoor Solutions segment is also a leading provider of fishing equipment under brand names such as Abu Garcia(r), All Star(r),
Berkley(r), Fenwick(r), Gulp!(r), JRC(tm), Mitchell(r), Penn(r), Pflueger(r), Sebile(r), Sevenstrand(r), Shakespeare(r), Spiderwire(r),
Stren(r), Trilene(r), Ugly Stik(r) and Xtools(r). Team sports equipment for baseball, basketball, field hockey, football, lacrosse and softball products are sold under brand names such as deBeer(r), Gait(r), Miken(r), Rawlings(r) and Worth(r).
Alpine and nordic skiing, snowboarding, snowshoeing and in-line skating products are sold under brand names such as Atlas(r), Full Tilt(r), K2(r), Line(r), Little Bear(r), Madshus(r), Marker(r), Morrow(r), Ride(r), Tubbs(r), Volkl(r) and 5150
Snowboards(r). Water sports equipment, personal flotation devices and all-terrain vehicle gear are sold under brand names such as Helium(r), Hodgman(r), Mad Dog Gear(r), Sevylor(r), Sospenders(r) and Stearns(r). The Company also sells high performance technical and outdoor apparel and equipment under brand names such as CAPP3L(r), Ex Officio(r),
K2(r), Marker(r), Marmot(r), Planet Earth(r), Ride(r), Volkl(r) and Zoot(r), and premium air beds under brand names including
Aero(r), Aerobed(r) and Aero Sport(r). The Outdoor Solutions Segment also sells a variety of products sold internationally under brand names such as Campingaz(r), Esky(r) and Invicta(r).
Consumer Solutions
         The Consumer Solutions segment manufactures or sources, markets, and distributes a diverse line of household products, including kitchen appliances and home environment products. This segment maintains a strong portfolio of globally-recognized brands including Bionaire(r), Crock-Pot(r), FoodSaver(r), Health o meter(r), Holmes(r),
Mr. Coffee(r), Oster(r), Patton(r), Rival(r), Seal-a-Meal(r), Sunbeam(r) and Villaware(r). The principal products in this segment include: clippers, trimmers and other hair care products for professional use in the beauty and barber and animal categories; electric blankets, mattress pads and throws; household kitchen appliances, such as blenders, coffeemakers, irons, mixers, slow cookers, tea kettles, toasters, toaster ovens and vacuum packaging machines;
home environmental products, such as air purifiers, fans, heaters and humidifiers; products for the hospitality industry; and scales for consumer use. The Consumer Solutions segment also has rights to sell various small appliance products in substantially all of Europe under the Breville(r) brand name.
Branded Consumables
         The Branded Consumables segment manufactures or sources, markets and distributes a broad line of branded consumer products, many of which are affordable, consumable and fundamental household staples, including arts and crafts paint brushes, brooms, brushes, buckets, children's card games, clothespins, collectible tins, condoms, cord, rope and twine, dusters, dust pans, feeding bottles, fencing, fire extinguishing products, firelogs and firestarters, home canning jars and accessories, kitchen matches, mops, other craft items, pacifiers, plastic cutlery, playing cards and accessories, rubber gloves and related cleaning products, safes, security cameras, security doors, smoke and carbon monoxide alarms, soothers, sponges, storage organizers and workshop accessories, teats, toothpicks, window guards and other accessories. This segment markets our products under the Aviator(r), Ball(r),
Bee(r), Bernardin(r), Bicycle(r), Billy Boy(r), BRK(r), Crawford(r), Diamond(r), Dicon(r), Fiona(r), First Alert(r), First Essentials(r),
Hoyle(r), Java-Log(r), KEM(r), Kerr(r), Lehigh(r), Lillo(r), Loew Cornell(r), Mapa(r), NUK(r), Pine Mountain(r), Quickie Green
Cleaning(r), Quickie Home-Pro(r), Quickie Microban(r), Quickie Original(r), Quickie Professional(r), Spontex(r), Tigex(r) and
Wellington(r) brand names, among others.

4

Process Solutions
         In addition to the three primary business segments described above, our Process Solutions segment manufactures, markets and distributes a wide variety of plastic products including closures, contact lens packaging, medical disposables, plastic cutlery and rigid packaging. Many of these products are consumable in nature or represent components of consumer products. Our materials business produces specialty nylon polymers, conductive fibers and monofilament used in various products, including woven mats used by paper producers and weed trimmer cutting line, as well as fiberglass radio antennas for marine, citizen band and military applications. We are also the largest North American producer of niche products fabricated from solid zinc strip and are the sole source supplier of copper-plated zinc penny blanks to the United States Mint and a major supplier to the Royal Canadian Mint, as well as a supplier of brass, bronze and nickel-plated finishes on steel and zinc for coinage to other international markets. In addition, we manufacture a line of industrial zinc products marketed globally for use in the architectural, automotive, construction, electrical component and plumbing markets.

         We are incorporated in Delaware, and the address of our executive corporate headquarters is located at
555 Theodore Fremd Avenue, Rye, NY 10580, and our telephone number is (914) 967-9400.

5

RISK FACTORS
         Investing in our securities involves risk. Please carefully consider the risk factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K filed with the Commission, which are incorporated by reference into this prospectus, in each case as may be amended or supplemented by subsequent
Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.
USE OF PROCEEDS
         The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.
         Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.
         When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
         The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

Year Ended December 31,

Six Months
Ended June 30,

2012

2011

2010

2009

2008

2013

Ratio of Earnings to Fixed Charges

2.8

2.5

2.1

2.4

(A
)

1.8

Ratio of Earnings to Combined Fixed
Charges and Preferred Stock
Dividends

2.8

2.5

2.1

2.4

(A
)

1.8

(A)
Due to the loss in 2008, additional net income of $32.3 million would have been necessary to achieve a ratio of 1:1.
         The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends equals earnings before fixed charges and preferred stock dividends divided by fixed charges and preferred stock dividends. For purposes of calculating these ratios, earnings before fixed charges (and earnings before fixed charges and preferred stock dividends) consist of earnings from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including loss on early extinguishment of debt amortization of debt expense and discount or premium relating to any indebtedness), preferred stock dividend requirements of consolidated subsidiaries, capitalized interest and that portion of rental expense representative of the interest factor.

6

DESCRIPTION OF COMMON STOCK
         The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, and second amended and restated bylaws. Copies of our restated certificate of incorporation, as amended, and second amended and restated bylaws are incorporated by reference and will be sent to stockholders upon request. See "Where Can You Find More Information."
Authorized Common Stock
         We have authorized 300,000,000 shares of our common stock, par value $0.01 per share. As of August 6,
2013, there were approximately 112,385,542 shares of our common stock outstanding. Our Board of Directors declared a three-for-two stock split on our common stock, which was effected in the form of a stock dividend of one additional share of common stock for every two shares of common stock and which was distributed on or about
March 18, 2013 to holders of record as of the close of business on February 25, 2013.
Voting Rights
         The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of our common stock have any right to cumulative voting.
Board of Directors
         Our Board of Directors is divided into three classes of directors having staggered three-year terms of office.
Dividend Rights
         Subject to any preferential rights of any outstanding series of preferred stock created by our Board of
Directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor. We currently do not, and do not intend to, pay cash dividends on our common stock. Furthermore, our senior secured credit facility and the indentures governing our senior notes and senior subordinated notes contain restrictions that limit our ability to pay dividends.
Rights Upon Liquidation
         In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
Preemptive Rights
         Holders of our common stock have no preemptive rights or rights to convert their shares of common stock into any other securities.
Other Rights
         There are no redemption or sinking fund provisions applicable to our common stock.
Transfer Agent
         Computershare is the transfer agent and registrar for shares of our common stock.

7

DESCRIPTION OF PREFERRED STOCK
         The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, second amended and restated bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Secretary of State of the State of Delaware at or prior to the time of issuance of such series of preferred stock.
Authorized Preferred Stock
         Our restated certificate of incorporation, as amended, authorizes our Board of Directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series, having a par value of
$0.01 per share, 250,000 of which has been designated as Series A Junior Participating Preferred Stock. As of the
date of this prospectus, no shares of our preferred stock were outstanding.
         Our Board of Directors is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

?

any dividend rights;

?

any stated redemption and liquidation values or preference per share;

?

any conversion or exchange provisions;

?

any participation rights;

?

any voting rights; and

?

the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board of Directors and as are permitted by the Delaware General Corporation Law.
Dividends
         Holders of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends out of our funds legally available therefor at the rates and on the dates as set forth in the applicable prospectus supplement. In addition, generally, unless all dividends on our preferred stock have been declared and a sum sufficient to pay such dividends has been set apart or has been paid, no dividends will be declared or paid on our common stock and generally we may not redeem or purchase any shares of our common stock.
Convertibility
         Shares of our preferred stock may be convertible or exchangeable into another series of our preferred stock, our common stock or other securities. The certificate of designation and the prospectus supplement relating to each series of convertible preferred stock, if any, will describe the conversion rights.
Redemption and Sinking Fund
         No series of our preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designation.

8

Voting
         Except as set forth in the applicable certificate of designation, the holders of our preferred stock will not be entitled to vote.
Liquidation
         In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of our preferred stock will be entitled to receive the liquidation preference per share specified in the certificate of designation applicable to such preferred stock before any distribution to the holders of our common stock.
Preemptive Rights
         Except as set forth in the applicable certificate of designation, the holders of preferred stock will have no preemptive rights.
No Other Rights
         The shares of a series of preferred stock will not have any preferences, powers or relative, participating, optional or other special rights except as set forth above or in our restated certificate of incorporation, as amended, the certificate of designation relating to such series of preferred stock or as otherwise required by law.
Transfer Agent and Registrar
         The transfer agent and registrar for each series of preferred stock will be determined upon the issuance of any such shares of preferred stock and described in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
         The debt securities may be senior debt securities or senior subordinated debt securities. The senior debt securities and the senior subordinated debt securities are together referred to in this prospectus as the "debt securities." The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.
         Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES
         If specified in the applicable prospectus supplement, certain of our domestic subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

9

PLAN OF DISTRIBUTION
         We may sell the securities in any of three ways (or in any combination) from time to time:

?

through underwriters or dealers;

?

directly to a limited number of purchasers or to a single purchaser; or

?

through agents.
         The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

?

the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

?

the public offering price of the shares;

?

the net proceeds to us;

?

any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

?

any exchange or market on which the securities are listed or to which application will be made to list the securities.
         We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to "at the market offerings."
         We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
         Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.
         In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities

10

through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.
Any of these activities may stabilize or maintain the market price of the securities above independent market levels.
The underwriters are not required to engage in these activities, and may end any of these activities at any time.
         Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be "underwriters" within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Jarden or our subsidiaries and affiliates in the ordinary course of business.
         One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.
Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
         Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.
WHERE YOU CAN FIND MORE INFORMATION
         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission's Public Reference Room located at 100 F Street, N.E. Washington, D.C.
20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the
Commission's Public Reference Room.
         Our common stock is listed on the New York Stock Exchange under the symbol "JAH." Certain materials filed by us may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
         This prospectus omits certain information that is contained in the registration statement on file with the
Commission, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The

11

registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         The Commission allows us to "incorporate by reference" the information in documents we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, which documents contain important information about us and our common stock:

?

our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 27,
2013;

?

our quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013, as amended on Form 10-Q/A, filed on May 24, 2013;

?

our quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed on August 1, 2013;

?

our current report on Form 8-K filed on January 4, 2013;

?

our current report on Form 8-K filed on March 28, 2013;

?

our current report on Form 8-K filed April 3, 2013;

?

our current report on Form 8-K filed on May 31, 2013;

?

our current report on Form 8-K filed on June 6, 2013;

?

our current report on Form 8-K filed on June 7, 2013;

?

our current report on Form 8-K filed on June 14, 2013;

?

our current report on Form 8-K filed on June 28, 2013;

?

our current report on Form 8-K filed on August 16, 2013;

?

our definitive proxy statement on Schedule 14A, filed on April 15, 2013; and

?

the description of our common stock contained in our registration statement on Form 8-A/A filed on
May 1, 2002, including any amendments or reports filed for the purpose of updating that description.
         We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed "filed" with the Commission, including information "furnished" pursuant to Items 2.02 or 7.01 of Form 8-K.
         All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is "furnished" under

12

the applicable Commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
         Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 555 Theodore Fremd
Avenue, Rye, New York 10580, Attention: Secretary, or call (914)  967-9400.
EXPERTS
         The financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K dated August 16, 2013 and the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over
Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of the
Company for the year ended December 31, 2012 have been so incorporated in reliance on the reports of
PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
         The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York,
New York, and for the underwriters or agents, by counsel named in the applicable prospectus supplement.

13

14,000,000 Shares

Common Stock

Prospectus Supplement
                    , 2015

Barclays
Credit Suisse
UBS Investment Bank
RBC Capital Markets
SunTrust Robinson Humphrey
Wells Fargo Securities
Citigroup
CJS Securities
Deutsche Bank Securities
Jefferies
William Blair
BTIG
D.A. Davidson & Co.
KeyBanc Capital Markets
Raymond James